FORM 8-K

                    CURRENT REPORT

          Pursuant to Section 13 or 15(d) of
          the Securities Exchange Act of 1934

           Date of Report:   April 28, 2005


                    BORGWARNER INC.
     (Exact name of registrant as specified in its charter)


          Delaware          1-12162           13-3404508
   (State of Incorporation)(Commission File No.)(IRS Employer
                                          Identification No.)

                   3850 Hamlin Road
                Auburn Hills, MI 48326
       (Address of principal executive offices)

     Registrant's telephone number, including area code:
                    (248) 754-9200

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [ ]  Soliciting material pursuant to Rule 14a-12 under the
               Exchange Act (17 CFR 240.14a-12)
     [ ]  Pre-commencement communications pursuant to Rule 14d-2(b)
           under the Exchange Act (17 CFR 240.14d-2[b])
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4[c])


     Item 1.01 Entry into a Material Definitive Agreement

          On April 27, 2005, BorgWarner Inc.'s stockholders approved the BorgWarner Inc. 2005 Executive Incentive Plan (the "Plan") which permits the Compensation Committee to establish an award pool equal to 2-1/4% of the Company's operating income and to award key employees selected for participation a percentage of the award pool.

          A copy of the Plan is attached as Exhibit 99.1 and is incorporated herein by reference.

     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          In accordance with the prohibition of standing for election after reaching the mandatory retirement age of 72 under the Company's Corporate Governance Guidelines, William E. Butler retired as a director of the Company effective April 27, 2005.

          In connection with Mr. Butler's retirement from the Board, the Company's Board of Directors accelerated vesting of 2,000 options which were granted on January 21, 2003.

     Item 9.01 Financial Statements and Exhibits.

               (c)  Exhibits

               99.1 BorgWarner Inc. 2005 Executive Incentive Plan


     SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              BORGWARNER INC.



                              By:/s/ Vincent M. Lichtenberger
                              --------------------------------
                              Vincent M. Lichtenberger
                              Assistant Secretary

     Dated:    April 28, 2005